Exhibit 32.1

Certification
Pursuant to 18 U.S.C. Section 1350,
As Adopted
Pursuant to Section 906 of the
Sarbanes - Oxley Act of 2002

In connection with the Annual Report of Yanglin Soybean, Inc. (the “Company”), on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), each of the undersigned of the Company, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shulin Liu
Name:	Shulin Liu
Title:	Chief Executive Officer

April 12, 2011

/s/ Molan Shangguan
Name:	Molan Shangguan
Title:	Chief Financial Officer

April 12, 2011

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the SEC.